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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               December 24, 2002


                             CEDAR INCOME FUND, LTD.
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               (Exact name of registrant as specified in charter)



    Maryland                        0-14510                     42-1241468
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(State or other                   (Commission                  (IRS Employer
 Jurisdiction of                  File Number)               Identification No.)
 Incorporation)



44 South Bayles Avenue, Port Washington, New York                      11050
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code                (516) 767-6492



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(Former name or former address, if changed since last report)


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Item 5.   Other Events
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Homburg Invest USA Inc. Invests Aggregate of $3 Million in Cedar Income Fund,
Ltd. and Cedar Income Fund Partnership, L.P.

Homburg Invest USA Inc. ("Homburg USA"), a wholly-owned U.S. subsidiary of Homburg Invest Inc., a real estate company listed on the Toronto (Canada) Stock Exchange, has purchased on December 24, 2002 for $3 million, 3,300 preferred units at $909.09 with a liquidation value of $1,000 each and a preferred distribution rate of 9%, from Cedar Income Fund Partnership, L.P. (the "Operating Partnership") of which Cedar Income Fund, Ltd. (the "Company"), is the sole managing general partner. On or shortly after January 1, 2003, 552 of such preferred units will be converted to 138,000 shares of common stock of the Company at $3.6363 per share. At the next annual meeting of shareholders, the Company will seek shareholder approval to issue 137,000 shares of additional common stock also at $3.6363 per share, at which time 548 preferred units would be converted by Homburg USA in exchange for the newly-approved common stock. Also at that meeting, the Company will seek shareholder approval to have the remaining 2,200 preferred units owned by Homburg USA become ultimately convertible into common stock of the Company (upon thirty days' notice at $4.0909 per share). The Operating Partnership may at any time redeem the preferred units upon sixty days' notice at 120% of liquidation value.

Upon completion of these transactions, if approved by shareholders (it is expected that affiliates of Homburg USA and Cedar Bay Company will vote their shares in favor of the arrangements), Homburg USA will own 275,000 shares of new common stock in addition to the 150,000 shares already owned by Homburg Invest Inc. (which are expected to be transferred to Homburg USA), or an aggregate of approximately 43% of the common shares outstanding, assuming no additional shares are sold, no additional units of the Operating Partnership are converted and no options or warrants are exercised. If all conversion rights available to option, warrant and unit holders were exercised, Homburg Invest would own approximately 26% of all shares outstanding.

In accordance with a certain "standstill" agreement entered into by the Company and affiliates of Homburg USA, Homburg USA will have a continuing right to purchase and hold up to 29.9% of the Company's voting stock in the event that dilution from any source reduces its ownership interest below 29.9%.

Proceeds of the new equity funding from Homburg USA are expected to be used in part to pay a $2 million payment due in connection with a certain second mortgage financing incurred by the Company for the purchase of the Camp Hill Mall (Camp Hill, PA) acquired by the Company in November 2002. That payment is due on or before April 1, 2003. The remainder of the proceeds is expected to be used to complete the pending purchase of three Giant supermarket-anchored shopping center properties located in Newport, Halifax and New Cumberland, PA and to fund the Company's share of equity in connection with the previously-announced purchase of land and development of an L.A. Fitness facility at Fort Washington, PA.

It should be noted that the issue of common stock as well as OP units, and redeemable convertible preferred OP units of the Operating Partnership, to Homburg Invest USA Inc., as and when completed, may result in potential disqualification of the Company as a real estate investment trust ("REIT") in 2003, insofar as Mr. Richard Homburg, directly or indirectly, together with the four other largest shareholders of the Company, may be deemed to own more than 50% of the value of the stock of the Company. If more than 50% of the stock of the Company is owned, directly or indirectly, by five or fewer individual shareholders, at any time during the last six months of the Company's fiscal


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Item 5.  Other Events
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Homburg Invest USA Inc. Invests Aggregate of $3 Million in Cedar Income Fund,
Ltd. and Cedar Income Fund Partnership, L.P. (continued)

year, the Company would fail to meet the relevant shareholding test for continued REIT status. The loss of REIT status while creating no immediate income taxes for the Company and its shareholders, would mean, among other things, that the Company itself would be subject to tax on any net taxable income (including, upon sale, any built-in gain interest in any asset of the Company as of the date of such disqualification) and the Company would no longer be able to designate any (portion of) dividends distributed to shareholders as a capital gain dividend (generally taxed to shareholders as long-term capital gain). The Company does not presently expect to have any taxable income during the taxable year-ended December 31, 2003, and does not contemplate distribution of any dividends during the year with respect to its common stock. Dividends on preferred stock are contemplated in accordance with the descriptions above and perhaps with respect to other preferred stock or units which may be issued from time to time.

Previous Homburg Transaction

In November 5, 1999, the Company and affiliates of Mr. Homburg entered into a Subscription Agreement pursuant to which an affiliate of Mr. Homburg acquired through a private placement, 150,000 shares of common stock of the Company at $4.50 per share. Also in accordance with that Agreement, Mr. Homburg at that time was elected Chairman of the Board of Directors of the Company. Mr. Homburg and his affiliates also at that time entered into a Stockholders' Agreement with Cedar Bay Company agreeing to hold their shares for a period of not less than five years and setting forth certain provisions for the orderly sale or other disposition of shares and other arrangements common to such Stockholders' Agreements. As certain funding by affiliates of Mr. Homburg did not occur, the Company, pursuant to the terms of the Subscription Agreement, upon notice given in August 2000, exercised its right to unwind the entire transaction. Mr. Homburg, at that time, submitted his resignation as Chairman of the Board and the Company bought back 150,000 shares of the Company's common stock from Mr. Homburg's affiliate at $4.50 per share.

Also at or about that time, the Company bought back 100,000 shares in the aggregate from seven shareholders introduced by Mr. Homburg to the Company at a price of $4.60 per share.

The 150,000 shares of the Company's common stock originally held by Uni-Invest Holdings (USA) B.V., a Netherlands affiliate of Mr. Homburg, were subsequently transferred to Uni-Invest Holdings Canada Ltd., a Canadian company affiliated with Mr. Homburg, by the Netherlands company. That Canadian company, in turn, through a merger and change of name became Homburg Invest Inc., a real estate company now listed on the Toronto Stock Exchange. Mr. Homburg presently owns approximately 62% of Homburg Invest Inc.



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Item 5.   Other Events
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Richard Homburg Elected Director

Richard Homburg (53), who is Chairman and CEO of Homburg Invest Inc. and of Homburg USA Inc., was elected to the Board of Directors of the Company, to hold such position until the next Annual Meeting of Shareholders, at which time he will stand for election by the shareholders for a full term. He joins Frank Matheson, who is CEO of Homburg Canada Incorporated, as members of the Board representing Homburg Invest Inc. and Homburg USA. Mr. Homburg is a Canadian citizen, resident in the Netherlands and Canada, and until November 2002, was Chairman and Chief Executive Officer of Uni-Invest N.V., a publicly-traded real estate fund organized in the Netherlands and listed on the Amsterdam Stock Exchange. Uni-Invest N.V., of which Mr. Homburg acquired control in 1991, grew from approximately $90 million in assets in 1991 to an asset value of approximately $2 billion in 2002. Mr. Homburg sold his shares in Uni-Invest, N.V., including his "control" shares, to a group headed by affiliates of Lehman Brothers in November of 2002.

Mr. Homburg and his family also control the Homburg Uni-Corp Group of Companies which owns certain commercial, office, retail, warehouse and residential properties in certain western states of the U.S. and Canada.

Mr. Homburg also recently acquired in 2002, control of another publicly-traded company listed on the Amsterdam Stock Exchange (Nederlandse Elevator Maatschappij, N.V.).

The materials contained herein include summaries prepared by management of written agreements with respect to the transactions described. Such summaries are intended to reflect and describe the terms and provisions of the various agreements with respect to such transactions and are subject in each case to the terms and provisions of the underlying agreements, where applicable, filed together with this report.

The foregoing discussions prepared by management of the Company may contain certain forward-looking statements within the meaning of the Securities Acts with respect to the Company's expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in such forward-looking statements; the Company can give no assurances that its expectations will in fact be achieved.



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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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    (c)   Exhibits

    The following exhibits are included herein:

    (10.1) Subscription Agreement dated as of December 18, 2002, by and between Cedar Income Fund, Ltd. and Homburg Invest USA Inc.;
    (10.2) Cedar Income Fund Partnership, L.P. Designation of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or other Special Rights and Qualifications, Limitations or Restrictions of the Series 'A' Preferred Partnership Units; and
    (99.1) Press Release issued by Cedar Income Fund, Ltd., regarding Homburg Transaction and Related Matters, dated December 27, 2002.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CEDAR INCOME FUND, LTD.


                                         By: /s/ Leo S. Ullman
                                             -----------------------------------
                                             Leo S. Ullman
                                             Chairman


Dated: January 7, 2003







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